Exhibit 3.1

 Delaware The First State  I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “NEULION, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF JUNE, A.D. 2016, AT 2:14 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.     Page 1    4905056 8100 Authentication: 202429411 SR# 20164265724 Date: 06-03-16 You may verify this certificate online at corp.delaware.gov/authver.shtml

 State of Delaware Secretary of State  Division of Corporations Delivered  02:14 PM 06/02/2016   FILED 02:14 PM 06/02/2016  SR 20164265724 - File Number 4905056  AMENDED AND RES FATED  CERTIFICATE OF INCORPORATION OF NEULION, INC.  Pursuant to Section 242 and 245 of the   Delaware General Corporation Law   NeuLion, Inc., a corporation organized and existing under the laws o the State of Delaware (the "Corporation"), does hereby certifies as follows:  The name of the corporation is NeuLion, Inc.   2.  The Corporation's Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 11, 2010 (the "Certificate of Incorporation").  This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.  4.  This Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the directors and at a meeting of stockholders of the Corporation in accordance with the applicable provisions of Sections 141(0, 211, 242, and 245 of the General Corporation Law of the State of Delaware ("GCL").   5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:  FIRST: The name of the corporation is NeuLion, Inc, (the "Corporation").   SECOND: The address of the registered office of the Corporation in the State of  Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, County of New Castle, Delaware (19808). The name of the registered agent of the Corporation at that address is Corporation Service Company.   THIRD: The purpose of the Corporation is to engage in any and all lawful acts and  activities for which corporations may be organized under the General Corporation Law of the State of Delaware ("GCL"). The Corporation shall have the power to perform all  lawful acts and activities.   FOURTH: The Corporation will have perpetual existence.   FIFTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 550,000,000, of which 500,000,000 shares shall be  common stock of par value $.01 per share ("Common Stock") and 50,000,000 shares shall be preferred stock of the par value of $.01 per share ("Preferred Stock").  A.  Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such     7392775.2  215037-10001

series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or  decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote  generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.  (B)  Common Stock. Except as otherwise required by law or as otherwise  provided in any Preferred Stock Designation, the holders of shares of Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.   SIXTH:  (A)  Subject to the provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such  consideration (not less than the par value thereof) as may be fixed by the Board of  Directors, which is expressly authorized to fix the same in its absolute discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further payments in  respect of such shares.  (B)  No stockholder of the Corporation shall, by reason of such stockholder's holding shares of any class of capital stock of the Corporation, have any preemptive or  preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities  convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized,  regardless of whether the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividends or voting or other rights of such stockholder.   SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation.   EIGHTH: Elections of directors need not be by en ballo-  'wept and to the extent provided in the Bylaws of the Corporation.     N17110778.2 2 215037-10001

NINTH: The Corporation reserves the right to amend, alter, change or repeal any  provision contained in this Amended and Restated Certificate of Incorporation, in the  manner now or hereafter prescribed by statute and this Amended aitd Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.   TENTH:  (A)  A current or former director or officer o  he Corporation shal not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:   (1) for any breach of the director's duty of loyalty 0 the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or   a knowing violation of law;  (3) under Section 174 of the GCL, as the same exists or as such provision may be   hereafter amended, supplemented or replaced; or   (4) for any transaction from which the director derived an improper personal benefit.   (B)  The Corporation shall indemnify its directors and officers, to the fullest extent  authorized or permitted by law, as now or hereafter in effect, and such right to  indemnification shall be a contract right and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal or legal representative; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obliged to indemnify any director or officer (or his or her heirs, executors or personal or legal  representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article TENTH shall include the vested right to be paid by the Corporation the expenses incurred in defending or  otherwise participating in any proceeding in advance of its final disposition.   (C)  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to  employees and agents of the Corporation similar to those conferred in this Article  TENTH on directors and officers of the Corporation.  (D)  The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute or agreement, by vote of the Corporation's  stockholders or disinterested directors, or otherwise.    NY1398778.2 3 215037-10001

(E) Any repeal or amendment of this Article TENTH shall be prospective only, and shall not adversely affect any limitation on the personal liability, the right to indemnification, or the vested right to advancement of expenses of a current or former director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent  permitted by the GCL, as so amended.  ELEVENTH: The Corporation hereby elects not to be governed by Section 203 of the GCL.   IN WITNESS WHEREOF, the undersigned, on behalf of the Corporation, has executed this Amended and Restated Certificate of Incorporation as of theaq day of June, 2016.  /01  Roy E hbach General  ounsel and Corporate Secretary     NY1398778.2  215037-10001